                                EXHIBIT 10.16.1*



     *The confidential material contained herein has been omitted and has been filed separately with the Commission.

                 AMENDMENT TO DISTRIBUTION AND SUPPLY AGREEMENT
                 ----------------------------------------------

     This amendment ("Amendment"), dated as of August 31, 1996, is by and between U.S. Bioscience, Inc. ("USB"), a corporation organized and existing under the laws of the state of Delaware and Scherico, Ltd., ("Scherico") a corporation organized and existing under the laws of Switzerland.

     WHEREAS, USB and Scherico entered into a Distribution and Supply Agreement dated May 10, 1993 (the "Agreement"), relating to the distribution and supply of Ethyol(R) (amifostine);

     WHEREAS, USB and Scherico desire to amend certain provisions of the Agreement including, inter alia, provisions for determining the price at which
                     ----------
Product is sold to Scherico under the Agreement and extending the Exclusive Period by two years, as hereinafter provided; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties hereby agree as follows:


     1. Except as otherwise specifically provided herein, all capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Agreement.


     2.     Definitions.
            -----------

          a. Section 1.1 (c) is hereby amended by deleting the first paragraph of Section 1.1 (c) in its entirety and in its place inserting the following:

          "(c) 'Commencement Date' means January 1, 1997."
                -----------------

          b. Section 1.1 (d) is hereby amended by deleting Section 1.1 (d) in its entirety and in its place inserting the following:

          "(d) 'Contract Year' means the period beginning January 1, 1997 and
                -------------
          ending December 31, 1997 and each consecutive twelve-month period thereafter during the term of this Agreement."

          c. Section 1.1(l) is hereby amended by adding, in the first sentence, the words "or organ" after "hematological"

* Confidential material
  omitted and filed
  separately with the
  Commission.

     and by adding the words "or cisplatin" after the word "cyclophosphamide".

          d. Section 1.1 (n) is hereby amended by deleting Section 1.1 (n) in its entirety and in its place inserting the following:

          "(n) 'Marketing Summary' has the meaning specified in Section 4.1
                -----------------
          hereof, as amended."

          e. Section 1.1 (t) is hereby amended by deleting Section 1.1 (t) in its entirety and in its place inserting the following:

          "(t) 'Purchase Price Per Vial' has the meaning specified in Sections
                -----------------------
          6.5 and 6.6, as amended."

          f.  Section 1.1 (cc) is hereby amended by deleting from Section 1.1
     (cc) (ii) the word "seventh" and replacing it with the word "ninth".

          g. Section 1.1 is hereby amended by adding a definition of the term Vial as Section 1.1 (ff) as follows:

          "(ff) 'Vial' means a 500 mg vial of amifostine (Ethyol(R))."
                 ----


     3.   Diligence in Marketing the Product.
          ----------------------------------

          a. Section 3.1 (a) is hereby amended by deleting from that Section the following:

          (1)  The introductory phrase as follows:

          "Subject to the applicable limitations on Allowable Expenses specified in Exhibit A," and

          (2)  The last sentence as follows:

          "Notwithstanding the foregoing, however, Scherico shall not be required to use diligent efforts to launch, market or sell Product or pursue pricing and reimbursement approvals under this Agreement in any country within the Territory where USB has obtained a Regulatory Approval that is less than the Minimum Chemoprotective Labelling for the Product, until the earlier of an Early Launch Date in such country (as defined below) or the Commencement Date."

* Confidential material
  omitted and filed
  separately with the
  Commission.

          b.  Section 3.1 (c) of the Agreement is hereby amended by deleting
     Section 3.1 (c) in its entirety. The parties expressly acknowledge that USB shall not be obligated to pay Operating Losses under the Agreement nor share in Operating Profits under the Agreement.

     4.   Trademark Registrations, Patents, etc.
          -------------------------------------

          a. Section 3.4(b) is hereby amended by adding the following as the last sentence of Section 3.4(b):

          "The costs for the prosecution of any such infringement shall be shared equally be the parties, however, either party, upon thirty (30) days written notice to the other party may elect to discontinue sharing in such costs. The parties further agree to divide any award of damages or settlement payment by the infringer as follows:

               1) first, each party shall be reimbursed the documented reasonable out of pocket costs and expenses it incurred in prosecuting such infringement;

               2) second, the amount of sales (if any) of the Product lost due to such infringement shall be calculated (as determined during the course of the litigation) and, to the extent there are sufficient funds remaining from the damage award or settlement, such calculated amount of lost sales shall be deemed to be Net Sales and shall be divided between the parties in accordance with the other provisions of this Agreement (e.g., Sections 6.5, 6.6 and 9.5), as amended; and

               3) third, any funds thereafter remaining from the damage award or settlement shall be divided between the parties in the same proportion as the costs of prosecuting the infringement were shared by the parties."

          b. Section 3.4 (d) is hereby amended by deleting Section 3.4 (d) its entirety and replacing it with the following:

          "3.4 (d) Except as otherwise provided in subsection (e) below, during the Distributorship Period, unless the parties otherwise agree, USB shall have the sole right, but not the obligation, to defend, at its

* Confidential material
  omitted and filed
  separately with the
  Commission.

          expense, a Trademark or patent related to the Product in the Territory against a claim of infringement. If USB does not commence a defense of any such claim within 60 days after it receives notice thereof, Scherico shall have the option to take over the defense thereof at its sole cost and risk, or shall be entitled to terminate this Agreement with respect to any affected country in the Territory. USB shall be entitled to control the defense of any such claim or action and shall have the right to settle or compromise any such claim or action without the consent of Scherico unless such settlement would impose a monetary obligation on Scherico. USB shall be entitled to retain any judgment or settlement amount received in connection with any such claim or action. If in connection with the defense of a claim or action pursuant to this subsection (d) USB agrees to or is required to obtain a license or similar authorization from an unaffiliated third party, any amounts payable to such third party shall be at the sole cost and expense of USB."

          c. Section 3.4 (e) is hereby amended by deleting Section 3.4 (e) in its entirety and replacing it with the following:

          "3.4 (e) During the Distributorship Period, unless the parties otherwise agree, the parties shall cooperate in good faith to jointly defend the litigation captioned: 'U.S. Bioscience, Inc./IchthyolGesellschaft Cordes'. The parties shall share equally the jointly approved reasonable out-of-pocket costs and expenses incurred by each party in connection with such litigation, including, without limitation, attorneys' fees, surveys and expert fees, and any judgment or settlement amounts asserted against or received by a party relating thereto. Provided however, that fees of USB's trademark counsel Pennie & Edmonds in connection with such proceedings shall be at the sole cost and expense of USB, unless otherwise agreed by the parties in writing in advance. If in connection with such litigation the parties agree to or are required to obtain a license or similar authorization from an unaffiliated third party, any amounts payable to such third party shall be shared equally by the parties during the Distributorship Period and thereafter shall be at the sole cost and expense of USB."

* Confidential material
  omitted and filed
  separately with the
  Commission.

     5.   Article 4 - Marketing Activities.  Sections 4.1, 4.2 and 4.7 are
          --------------------------------
hereby amended by deleting Sections 4.1, 4.2 and 4.7 in their entirety and replacing them with the following:

          "4.1    Scherico Marketing Summary.  During the Distributorship
                  --------------------------
          Period, on an annual basis, Scherico shall provide USB with a projected marketing activity summary for commercializing the Product in the Territory setting forth: projected Net Sales and projected number of Vials to be sold (the "Marketing Summary"). Scherico shall provide USB with the Marketing Summary for each Contract Year by January 2 of such Contract Year. Within thirty (30) days after receipt of the Marketing Summary by USB, USB and Scherico shall meet to review and discuss such Marketing Summary and Scherico shall present the Marketing Summary. The term 'Marketing Summary' shall be deemed to replace the term 'Operating Plan' throughout this Agreement, as amended."

          "4.2    Establishment of Transition Committee.  Commensurate with
                  -------------------------------------
          USB's written notice to Scherico pursuant to Section 5.1 or 5.2 that USB elects to begin the Transition Period, the parties shall establish a transition committee (the "Transition Committee") which shall meet prior to the initiation of the Transition Period and thereafter at least twice per Contract Year (once in coordination with the meeting to be scheduled pursuant to Section 4.1 as amended). The Transition Committee shall coordinate the activities of the parties related to the Product within the Territory. Each party shall designate three members of the Transition Committee. Each party shall be responsible for all expenses of its representatives in connection with participation in Transition Committee meetings."


     6.   Product Labelling. Section 4.3 (c) is hereby amended by deleting the
          -----------------
words "(outside the calculation of Operating Profits)" from Section 4.3 (c).


     7.   Training of USB Sales Force. Section 4.4 is hereby amended as follows:
          ---------------------------

          a. Section 4.4 (a) is hereby amended by deleting the word "fourth" in the first sentence of Section 4.4 (a) and replacing it with the word "sixth". Section 4.4(a) is further amended by deleting the phrase "under Section

* Confidential material
  omitted and filed
  separately with the
  Commission.

     5.3(b)" in the first sentence of Section 4.4(a) and replacing it with "by USB."

          b. Section 4.4 (b) is hereby amended by deleting the word "fourth" in the first sentence of Section 4.4 (b) and replacing it with the word "sixth".

          c. Section 4.4 (c) is hereby amended by deleting Section 4.4 (c) in its entirety and replacing it with

          "(c) Scherico shall be responsible for providing the training for the USB sales personnel in the Territory during the Distributorship Period as more specifically described in this Section 4.4, as amended and in
          Section 5.3, as amended, either by hiring and training new members of Scherico's own sales force who will become USB employees at the beginning of the Transition Period, as provided above, or by training USB employees. In either case, the sales training shall be comparable to that which Scherico gives its employees in the Territory (including training related specifically to the Product as well as more general sales training in the oncology area and other matters, to the extent customarily provided to Scherico's sales force, but excluding matters that are related to any specific Scherico products or proprietary Scherico systems or procedures). Scherico shall be responsible for
          [                             *                         ] for members
          of its own sales force prior to the time any such Scherico employee becomes an employee of USB in accordance with Section 4.4(a) above.
          Scherico shall be responsible [                  *
                                                   ] with respect to the
          training of any USB employee. For purposes of this Agreement, training costs shall include only the direct costs of conducting such training and shall not include any employee salaries, benefits or expenses, including without limitation, travel, meal and housing expenses associated with such training."

          c. Section 4.4 (d) is hereby amended by deleting the word "fourth" in the first sentence of Section 4.4 (d) and replacing it with the word "sixth" and by deleting the last sentence of Section 4.4 (d).


     8.   Product Sampling.  Section 4.5 is hereby amended by deleting from the
          ----------------
last sentence of that Section the following:

* Confidential material
  omitted and filed
  separately with the
  Commission.

"USB's Cost of Goods and shall be included in the calculation of Operating
Profits." and in its place inserting the following:  "[           *          ]
per Vial; provided however, if USB's Cost of Goods materially increases or decreases after the date hereof, the parties shall negotiate in good faith an increased or decreased price for Product for sampling purposes which shall be USB's Cost of Goods plus the amount of the SRI Royalty actually paid by USB to the Southern Research Institute for such Product."


     9.   Commencement of the Transition Period.  Section 5.1 is hereby amended
          -------------------------------------
by deleting the word "fifth" in the first sentence of that Section and replacing it with the word "seventh".


     10.  Acceleration of Transition Period.  Section 5.2 is hereby amended by
          ---------------------------------
deleting the word "third" in the first sentence of that section and replacing it with the word "fifth" and by deleting the phrase "Operating Plan" in the first sentence of that section and replacing it with the phrase "most recent Marketing Summary".


     11.  Activities During the Transition Period.
          ---------------------------------------

          a. Section 5.3 (b) is hereby amended by deleting Section 5.3 (b) in its entirety and in its place inserting the following:

          "(b) Throughout the Transition Period, Scherico shall be responsible for providing USB's sales representatives, at Scherico's expense, with all Product promotional and training materials as may be reasonably required by USB to promote the Product in the Territory. Scherico shall provide such materials in comparative quantity (on a per sales representative basis) as such materials are furnished to Scherico's sales force."

          b. Section 5.3 (c) is hereby amended by deleting Section 5.3 (c) in its entirety and in its place inserting the following:

          "(c) USB and Scherico shall submit to each other a report, not later than forty-five (45) days after the end of each calendar quarter of the Transition Period, setting forth in reasonable detail and on a country by

* Confidential material
  omitted and filed
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  Commission.

          country basis the efforts made by the reporting party in copromoting the Product."

          c.  Section 5.3 (d) is hereby amended by

          (i) deleting the second and third sentences of Section 5.3 (d) in their entirety and replacing them with the following: "USB shall be responsible for recruiting and hiring any additional sales personnel it needs in the Territory.", and

          (ii) deleting from the last sentence of Section 5.3 (d) the following:
          "treated as an Allowable Expense and included in the calculation of Operating Profits."


     12.  Regulatory Approval Payments.  Milestone Payments.  The parties
          -------------------------------------------------
expressly acknowledge that the Regulatory Approval Payments under Section 6.2 and the Milestone Payments under Section 6.4 remain in place under the Agreement. Scherico has received a copy of the August 27, 1996 letter from USB regarding the positive resolution for the Ethyol Type II Variation Application for an additional indication, i.e., "to protect patients with advanced solid tumors of non-germ cell origin from cumulative nephrotoxicity of cisplatin and cisplatin containing regimens, where unit doses of cisplatin range from 60 to 120 mg/m/2/, in conjunction with adequate hydration measures." Scherico acknowledges that the positive resolution with respect to such additional indication fulfills the achievement of the Minimum Chemoprotective Labelling requirements, as amended hereby, for the purpose of making the Regulatory Approval Payments as provided in Section 6.2 of the Agreement. The parties hereby agree that the Regulatory Approval Payments shall be due in accordance with the time frame set forth in Section 6.2(c) provided that any such payments becoming due and payable prior to thirty (30) days after both parties have signed this Amendment shall hereby be due and payable within thirty (30) days after both parties have signed this Amendment.

     13.  Pricing Approval Payments.  Section 6.3 is hereby amended to delete
          -------------------------
Section 6.3 in its entirety with the effect of eliminating the Pricing Approval Payments under the Agreement.

     14.  Compensation to USB During Exclusive Period.  Section 6.5 is hereby
          -------------------------------------------
amended by deleting Section 6.5 in its entirety and replacing it with the following:

          "6.5 (a) During the Distributorship Period the purchase price to Scherico per Vial for Product (the "Purchase

* Confidential material
  omitted and filed
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  Commission.

          Price Per Vial") supplied to Scherico hereunder for commercial sale in the Territory during any month shall be calculated as follows:

          Period                         Purchase Price Per Vial
          ------                         -----------------------
                                         (US $) for Product in
                                         ---------------------
                                         each Month
                                         ----------

          Jan 1, 1996 - Dec 31, 1996     [         *         ] of Average Per
                                         Vial Net Sales Price of Product in the
                                         Major Markets for the month

          First Contract Year            [         *          ] of
          (Jan 1, 1997 - Dec 31, 1997)   Average Per Vial Net Sales Price of
                                         Product in the Major Markets for the
                                         month

          Second Contract Year through   [              *                ]
          end of the Distributorship     of Average Per Vial
          Period                         Net Sales Price of Product in the
                                         Major Markets for the month

          (b) Within thirty (30) business days after the end of each month during the Distributorship Period, Scherico shall pay to USB the Purchase Price Per Vial for all Vials sold by Scherico in the Territory in such month and together with such payment shall supply USB with a report (the "Net Sales Report"), in the form attached hereto as Appendix I, setting forth for each country in the Territory for such month: (i) Net Sales in local currency; (ii) US $ exchange rate for conversion of Net Sales; (iii) Net Sales in US $; (iv) net Vials sold; (v) Average Purchase Price Per Vial (calculated in accordance with the formula set forth below); (vi) applicable percentage; and (vii) gross purchase price due USB. The Average Per Vial Net Sales Price of Product in the Major Markets shall be calculated in accordance with the following formula:

          Net Sales in the month (US $) in the Major Markets divided by the corresponding number of Vials sold in the Major Markets, net of returns, in the month = Average Per Vial Net Sales Price of Product

* Confidential material
  omitted and filed
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  Commission.

          (c) Commensurate with the signing of this Amendment, Scherico shall provide USB with a Net Sales Report for the 1996 months ending January 31, February 29, March 31, April 30, May 31, June 30, July 31, 1996 and August 31, 1996 and pay to USB the Purchase Price Per Vial for all Vials sold by Scherico in the Territory during such months. For all Product purchased prior to the date of this Amendment, Scherico shall be entitled to a credit against the Purchase Price Per Vial of any amounts previously paid to USB in respect of such Vials.

          (d) For all Product purchased by Scherico after August 31, 1996, USB
          shall bill Scherico at the time of shipment [          *           ]
          per Vial (the "Deposit Payment"), which amount includes all freight, insurance and customs duties for shipment of Product. Scherico shall pay the amounts of the invoices within thirty (30) business days. For Product sold by Scherico in the Territory after August 31, 1996, Scherico shall be entitled to a credit against the Purchase Price per
          Vial equal to [         *                    ].  In the event Product
          remains unsold by Scherico at its expiration date, Scherico's Deposit Payment with respect to such Product shall be considered payment for such Product and no additional amounts shall be due from Scherico with respect to such Product. Product sold to Scherico under this Agreement is nonreturnable, except as specifically provided in Section
          8.5 of this Agreement.

          (e) Scherico agrees that it shall not encourage, through commercial incentives or otherwise, stock-in of inventory by Scherico's customers above normal ordering patterns for the purpose of purchasing Product from USB at a lower price level in effect prior to a Product price increase in accordance with paragraph (a) of this Section.

          (f) USB shall provide Scherico with clinical supplies of Product to Scherico for use in the Clinical Research Program as described in
          Section 7.1 (c) of the Agreement at a price of [         *        ]
          per Vial, which amount includes all freight, insurance, and customs duties charges for shipment of Product, but only for studies where Product will be provided free of charge to investigators; provided however, if USB's Cost of Goods materially increases or decreases after the date hereof, the parties shall negotiate in good faith an increased or decreased price for Product for

* Confidential material
  omitted and filed
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  Commission.

          clinical study purposes which shall be USB's Cost of Goods plus the amount of the SRI Royalty actually paid by USB to the Southern Research Institute for such Product.

          (g) Notwithstanding any other provision of the Agreement or this Amendment, the Purchase Price Per Vial for Product sold to Scherico hereunder shall not be less than USB's Cost of Goods plus the amount of the SRI Royalty actually paid by USB to the Southern Research Institute for such Product."


     15.  Compensation to USB During Transition Period.  Section 6.6 is hereby
          --------------------------------------------
amended by deleting Section 6.6 in its entirety and replacing it with the following:

          "6.6 (a) For any country where USB has elected to begin the Transition Period, Scherico shall pay to USB, in addition to the compensation specified in paragraph 6.5(a) of this Agreement, as amended, an amount
          equivalent to [           *             ] of the [         *
                     ] achieved in such country during each Contract Year of the Transition Period, provided that, in such country, USB has used diligent efforts to promote and sell the Product in such country during such Contract Year. For purposes of this Agreement the
          [               *               ] for each Contract Year of the
          Transition Period shall be calculated, on a country-by-country basis, as follows:

               [                     *












                                                            ]

* Confidential material
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  separately with the
  Commission.

                    [                   *

























                                                ]

* Confidential material
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  Commission.

                    [         *








































                                 ]

* Confidential material
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  Commission.

                    [                       *
















                                                          ]

          Within sixty (60) days after the end of each Contract Year of the Transition Period, Scherico shall pay USB the amount due in accordance with this Section 6.6(a), as amended. Notwithstanding the foregoing, if USB has elected to accelerate the Transition Period in accordance with Section 5.2 of this Agreement, as amended, the compensation formula for the Exclusive Period specified in Section 6.5(a) of this Agreement, as amended, shall continue in effect and the additional payments provided for in this paragraph 6.6(a) shall not accrue or become due or payable until after the end of the seventh Contract Year. The method for computing the compensation due to USB as set forth above in this Section 6.6 (a) shall not be applicable if a new therapeutic indication is approved for the Product in the Territory during the Transition Period. In such event, the parties shall meet to negotiate in good faith a compensation formula that takes into account the marketing efforts put forth by USB and Scherico and the increase in sales that is attributable to the approval of the new therapeutic indication for the Product."


     16.  Withholding Taxes, etc.  Section 6.7 is hereby amended by deleting the
          -----------------------
phrase "and shall not be included in the

* Confidential material
  omitted and filed
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  Commission.

calculation of Operating Profits" from the third sentence of Section 6.7 and by deleting the phrase ", which shall not be included in the calculation of Operating Profits" from the fourth sentence of Section 6.7.


     17.  Clinical Trials, etc.
          --------------------

     a.  Section 7.1 (a) is hereby amended by deleting the last sentence of
     Section 7.1 (a) in its entirety.

     b.  Section 7.1 (b) is hereby amended by deleting the last sentence of
     Section 7.1 (b) in its entirety.

     c.  Section 7.1 (c) is hereby amended by deleting from the last sentence of
     Section 7.1 (c) the following: "included as an Allowable Expense to the extent provided in Exhibit A hereto and included in the calculation of Operating Profits" and replacing it with the following: "at the sole cost and expense of Scherico."


     18.  Product Registrations.  Section 7.2 (b) is hereby amended by deleting
          ---------------------
Section 7.2 (b) in its entirety and replacing Section 7.2 (b) with the following:

          "7.2 (b) Scherico shall reimburse USB for [         *       ] of the
          filing fees previously paid by USB for Regulatory Approvals in the Territory. Such reimbursement shall be in the amount of [
                                    *                                  ] and
          shall be payable within ten (10) business days after the date of execution of the Amendment to this Agreement. USB and Scherico shall share equally all filing fees paid for Regulatory Approvals in the Territory from and after the date of the Amendment to this Agreement through the end of the Distributorship Period. Scherico shall pay such fees within thirty (30) days of invoice by USB."


     19.  Pricing and Reimbursement Approvals.  Section 7.3 (b) is hereby
          -----------------------------------
amended by deleting from the second sentence of Section 7.3 (b) the following:
"outside the calculation of Operating Profits".


     20.  Recalls and Market Withdrawals.  Section 7.7 (b) is hereby amended by
          ------------------------------
deleting from the first sentence of Section 7.7

* Confidential material
  omitted and filed
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  Commission.

(b) the following:  "outside the calculation of Operating Profits,".


     21.  New Formulation.  Section 7.8 is hereby amended by deleting the sixth
          ---------------
sentence of Section 7.8 in its entirety, which sentence states "The sharing of costs and expenses under this Section 7.8 is separate and outside the calculation of Operating Profits."

     22.  Purchase and Tender of Product.
          ------------------------------

          a.  Section 8.2 (b) is hereby amended by deleting the last sentence of
     Section 8.2 (b) and replacing it with the following: "USB shall provide Scherico with unlabelled Product which Scherico shall label in compliance with the law and all regulatory requirements for Labelling of such stock. All such Labelling shall be at the sole cost and expense of Scherico."

          b. Section 8.2 (c) is hereby amended by deleting from the first sentence of Section 8.2 (c) the following: "in the calculation of Operating Profits".

          c. Section 8.2 (d) is hereby amended by deleting Section 8.2 (d) in its entirety and replacing it with the following:

          "8.2 (d) Unless otherwise agreed by the parties, USB shall be responsible for shipping the Product to Scherico's distribution facility in Heist-Op-Den-Berg, Belgium within the Territory with insurance, freight and customs duties prepaid by USB."


     23.  Calculation of Operating Profits; Purchase Price.  Section 8.3 is
          ------------------------------------------------
hereby amended by deleting Section 8.3 in its entirety and by replacing it with the following:

          "8.3  Purchase Price.  With respect to the Exclusive Period, the
                --------------
          Purchase Price Per Vial for Product shall be as set forth in Section
          6.5 of the Agreement, as amended. With respect to the Transition Period, the Purchase Price Per Vial for Product shall be as set forth in Sections 6.5 and 6.6 of the Agreement, as amended."

* Confidential material
  omitted and filed
  separately with the
  Commission.

     24.  Rejection of Product.  Section 8.5 (b) is hereby amended by deleting
          --------------------
from Section 8.5 (b) the term "Purchase Price" from the eighth line of Section
8.5 (b) and replacing it with the following: "actual purchase price paid to USB by Scherico for such Vials".


     25.  Alternate Supply of the Product.
          -------------------------------

          a. Section 8.6 (a) is hereby amended by deleting from Section 8.6 (a) the second sentence as follows: "If Scherico's Cost of Goods for such period exceeds [ * ] of Net Sales, the parties shall equally share the applicable excess amount of Cost of Goods, outside the calculation of Operating Profits." Section 8.6(a) is hereby further amended by adding to
     Section 8.6(a) as its last sentence the following: "In the event that Scherico is manufacturing finished Product (itself or at a third party facility) pursuant to this Section 8.6, as amended, Scherico shall pay USB in respect of such Product the amounts set forth in Sections 6.5(a) and
     Section 6.6, as amended, less the greater of [         *          ] per
     vial or the Cost of Goods that would have otherwise been attributed to the manufacture of such finished Product if USB were to manufacture such finished Product."

          b. Section 8.6 (c) is hereby amended by deleting Section 8.6 (c) in its entirety.


     26.  Transfer of Inventory.  Section 9.2 is hereby amended by deleting
          ---------------------
beginning on the ninth line of Section 9.2 the following: "the most recent Purchase Price for the Product calculated pursuant to Section 8.3 hereof" and replacing it with the following "the actual purchase price paid to USB by Scherico for such Vials".


     27.  Transfer of Registrations.  Section 9.4 is hereby amended by deleting
          -------------------------
from the last sentence of Section 9.4, the following: ", outside the calculation of Operating Profits".


     28.  Compensation to Scherico.  Section 9.5 (a) is hereby amended by
          ------------------------
deleting from Section 9.5 (a) the following: "[ * ] of Operating Profits during the eighth Contract Year, [ * ] of Operating Profits during the ninth Contract Year, and [ * ] of Operating Profits during the tenth Contract Year" and
replacing it with the following:  "[          *          ] of Net Sales

* Confidential material
  omitted and filed
  separately with the
  Commission.

during the tenth Contract Year, [        *        ] of Net Sales during the
eleventh Contract Year, and [        *         ] of Net Sales during the twelfth
Contract Year;" and further amended by deleting the last sentence of Section 9.5
(a) and replacing it with the following: "All such payments shall be made within thirty (30) business days after the end of each month in the Final Period, in accordance with the terms of Article 10 hereof and shall be accompanied by the report described in Section 9.7 (c)."


     29.  Certain Obligations of USB During Final Period.
          ----------------------------------------------

          a. Section 9.7(b) is hereby amended by deleting from the second sentence of Section 9.7(b) the following: "Cost of Goods and Operating Profits, by quarter."

          b. Section 9.7 (c) is hereby amended by deleting from the first line of Section 9.7 (c) the following: ", upon request,".

          c. Section 9.7 (d) is hereby amended by deleting Section 9.7 (d) in its entirety.


     30.  Advance to USB.  Section 10.4 is hereby amended by deleting Section
          --------------
10.4 in its entirety.


     31.  Records.  Section 10.5 is hereby amended by deleting from the first
          -------
sentence of Section 10.5 the words "Allowable Expenses" and "Operating Profits".


     32.  Term of Agreement.  Section 14.1 is hereby amended by deleting from
          -----------------
Section 14.1 from the second line, the term "tenth" and replacing it with the term "twelfth".


     33.  Termination by Scherico.  Section 14.4 is hereby amended by deleting
          -----------------------
the last sentence of Section 14.4 in its entirety and replacing it with the following: "Scherico shall not be obligated to make any payment that becomes due in accordance with the terms of Sections 6.2 or 6.4 after the termination date."


     34.  Exhibit A. Exhibit A is hereby amended by deleting from Exhibit A,
          ---------
Section IV., Allowable Expenses during Exclusivity

* Confidential material
  omitted and filed
  separately with the
  Commission.

Period; A. Scherico's Allowable Expenses, the provisions setting a limit on Scherico's Allowable Expenses during the Exclusive Period. Scherico shall have no limit on its Allowable Expenses under the Agreement, as amended. Exhibit A is further amended by deleting Section VI.B. in its entirety. Exhibit A is further amended by deleting from Section VII the first three sentences.


     35.  Payments to USB.  Within ten (10) business days after execution of
          ---------------
this Amendment Scherico shall pay to USB four million one hundred forty thousand five hundred twelve dollars ($4,140,512.00).


     36.  Effect of Amendment.  Other than the specific amendment set forth
          -------------------
above, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment embodies the full and complete understanding of the parties hereto with respect to the matters addressed herein and supersedes all prior understandings and agreements whether oral or written.


     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment to the Agreement.


U.S. BIOSCIENCE, INC.               SCHERICO, LTD.


By:  /s/ Philip S. Schein           By:  /s/ ppa Eric Dicker
   -------------------------           -------------------------

Name:   Philip S. Schein            Name:  Eric Dicker
     -----------------------             -----------------------

Title:  Chairman and CEO            Title: Prokurist
      ----------------------              ----------------------

Date:   September 19, 1996          Date:  September 18, 1996
     -----------------------             -----------------------



/95284-8/

* Confidential material
  omitted and filed
  separately with the
  Commission.

                                    GUARANTY

     IN CONSIDERATION OF U.S. BIOSCIENCE, INC., ("USB") entering into an amendment on the date hereof to the May 10, 1993 Distribution and Supply Agreement with Scherico, Ltd. (the "Affiliate"), a wholly-owned subsidiary of SCHERING-PLOUGH CORPORATION (the "Guarantor"), (such Agreement as amended hereinafter referred to as the "Amended Agreement"), Guarantor hereby guarantees, and will cause to occur (whether through the Affiliate, Guarantor or otherwise) the prompt and complete performance of all the applicable terms and conditions of said Amended Agreement to be performed by the Affiliate, including, but not limited to prompt payment of all sums payable thereunder, and the undersigned further agrees to indemnify and hold USB, its successors and assigns, harmless from and against any and all liability, loss, damage or expense, including reasonable attorneys' fees which USB may incur or sustain by reason of the failure of said Affiliate to fully perform and comply with such terms and conditions of said Amended Agreement.

     This is a continuing, absolute, irrevocable and unconditional guaranty and shall continue until all obligations under the Amended Agreement have been satisfactorily performed or otherwise discharged by the Affiliate. The liability of the undersigned shall not be affected or decreased by any amendment, termination (to the extent obligations survive such termination), extension, renewal, waiver or modification of said Amended Agreement; provided, however, that in no event shall the liability of the Guarantor ever be greater than or in excess of the liability or obligations of the Affiliate, as established by the terms of the Amended Agreement; and provided also, that any alteration, or modification or amendment of the Amended Agreement entered into by USB and the Affiliate that would in any way increase the extent of Guarantor's obligations hereunder, or make performance by the Affiliate more difficult shall not be binding on the Guarantor unless the written consent of Guarantor to the change has been obtained in advance. The Guarantor shall also have the benefit of any modification of the Amended Agreement and shall have the benefit of any settlement, compromise or adjustment of any claims of the Affiliate arising out of the Amended Agreement.

     Any failure by USB to proceed under this Guaranty in any particular circumstance shall not operate as a waiver of any further right to proceed under this Guaranty as to such circumstance or in any other circumstance. This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of USB's permitted successors and assigns under the Amended Agreement. The rights of USB under this Guaranty are in addition to and independent of any other rights USB may have under the Amended Agreement. Guarantor waives any right to require USB to proceed against Affiliate or to exhaust any collateral or to pursue any other remedy USB may have at law or in equity.

                              SCHERING-PLOUGH CORPORATION

                              By:   /s/ Raul Cesan
                                 -------------------------------

                              Title:  Executive Vice President
                                    ----------------------------

                              Date:   September 18, 1996
                                   -----------------------------